[DeWitt Ross & Stevens s.c. Letterhead]

                        Capitol Square Office    West Office
                        Two East Mifflin Street  Firstar Financial Centre
                        Suite 600                8000 Excelsior Drive, Suite 401
                        Madison, WI 53703-2865   Madison, WI 53717-1914
                        Fax: 608-252-9243        Fax: 608-831-2106
                        Tel: 608-255-8891        Tel: 608-831-2100


                                       Please respond to:  Capital Square Office

October 31, 1997


Rayovac Corporation
601 Rayovac Drive
Madison, WI 53711-2497


RE: Rayovac Corporation -- Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Rayovac Corporation (the "Company") in connection with (i) the public offering by the Company of up to 6,700,000 shares (the "Firm Shares") and up to 1,005,000 shares which are being sold subject to over-allotment options granted by the Over-Allotment Selling Shareholders (as that term is defined in the Registration Statement referenced below) to the Underwriters (as defined below), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), the Firm Shares, together with the shares subject to such over-allotment options being referred to as the "Shares;" and
(ii) the concurrent direct offering of up to 270,000 shares of Common Stock (the "Direct Shares") to employee participants in its Profit Sharing and Savings Plan, as described in the Registration Statement (as defined below).

The Company and the Over-Allotment Selling Shareholders are offering the Shares for sale in concurrent offerings in the United States and Canada (the "U.S. Offering") through an underwriting syndicate (the "U.S. Underwriters") represented by Merrill Lynch & Co.; Bear, Stearns & Co. Inc.; Donaldson,
Lufkin & Jenrette Securities Corporation and Smith Barney Inc. pursuant to the U.S. Purchase Agreement (the "U.S. Purchase Agreement"), and outside the United States and Canada (the "International Offering," and together with the U.S. Offering, the "Offerings") through an underwriting syndicate (the "International Managers," and together with the U.S. Underwriters, the "Underwriters") represented by Merrill Lynch International; Bear, Stearns International Limited; Donaldson, Lufkin & Jenrette Securities Corporation and Smith Barney Inc. pursuant to the International Purchase Agreement (the "International Purchase Agreement," and together with the U.S. Purchase Agreement, the "Purchase Agreements").

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[DeWitt Ross & Stevens s.c. Letterhead]


Rayovac Corporation
October 31, 1997
Page 2



This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-35181) as filed with the Securities and Exchange Commission (the "Commission") on September 8, 1997 under the Securities Act, and Amendment No. 1 thereto, filed with the Commission on October 31, 1997 (which Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) a specimen certificate representing the Common Stock; (iii) the Amended and Restated Articles of Incorporation and the Amended and Restated By-Laws of the Company, to be effective prior to the offering of the Shares, filed as exhibits to the Registration Statement; (iv) the Purchase Agreements in the form as of the date hereof; and (v) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the Direct Shares and related matters. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We are admitted to the practice of law in the State of Wisconsin, and the opinion expressed herein is limited to the federal laws of the United States of America and the laws of the State of Wisconsin.

Based upon and subject to the foregoing, we are of the opinion that the Shares and the Direct Shares have been duly authorized for issuance and sale and that,

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[DeWitt Ross & Stevens s.c. Letterhead]


Rayovac Corporation
October 31, 1997
Page 3


when the Shares are issued and sold by the Company in accordance with the Purchase Agreements and the Direct Shares are issued and sold in accordance with the procedures set forth in the Registration Statement, the Shares and the Direct Shares will be validly issued, fully paid and nonassessable, except to the extent that such Shares and Direct Shares are assessable as provided in
Section 180.0622 of the Wisconsin Business Corporation Law.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is furnished by us, as special counsel to the Company, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior express written permission.

Sincerely,

/s/ DeWitt Ross & Stevens s.c.